Exibit 77Q1(a)








AMENDED AND RESTATED BY-LAWS OF
THE MUNDER @VANTAGE FUND
(Formerly, the Munder @Vantage Trust)
a Delaware Business Trust


       TABLE OF CONTENTS
       BY-LAWS
       Page
ARTICLE I	Offices	1
Section 1.	Principal Office	1
Section 2.	Delaware Office	1
Section 3.	Other Offices	1
ARTICLE II	Meetings of Shareholders	1
Section 1.	Place of Meetings	1
Section 2.	Call of Meetings	2
Section 3.	Notice of Meetings of Shareholders	2
Section 4.	Manner of Giving Notice; Affidavit of Notice
	2
Section 5.	Adjourned Meeting; Notice	3
Section 6.	Voting	3
Section 7.	Waiver of Notice; Consent of Absent
Shareholders	3
Section 8.	Shareholder Action by Written Consent Without a
Meeting	3
Section 9.	Record Date for Shareholder Notice, Voting and
Giving Consents	4
Section 10.	Proxies	5
Section 11.	Inspectors of Election	5

ARTICLE III	Trustees	6
Section 1.	Powers	6
Section 2.	Number of Trustees	6
Section 3.	Vacancies	6
Section 4.	Retirement of Trustees	6
Section 5.	Place of Meetings and Meetings by Telephone
	6
Section 6.	Regular Meetings	6
Section 7.	Special Meetings	6
Section 8.	Quorum	7
Section 9.	Waiver of Notice	7
Section 10.	Adjournment	7
Section 11.	Notice of Adjournment	7
Section 12.	Action Without a Meeting	7
Section 13.	Fees and Compensation of Trustees	7
Section 14.	Delegation of Power to Other Trustees	8
ARTICLE IV	Committees	8
Section 1.	Committees of Trustees	8
Section 2.	Meetings and Action of Committees	8
ARTICLE V	Officers	9
Section 1.	Officers	9
Section 2.	Election of Officers	9
Section 3.	Subordinate Officers	9
Section 4.	Removal and Resignation of Officers	9
Section 5.	Vacancies in Offices	9
Section 6.	Chairman	9
Section 7.	President	10
Section 8.	Vice Presidents	10
Section 9.	Secretary	10
Section 10.	Treasurer	10
ARTICLE VI	Indemnification of Trustees, Officers,
Employees and Other Agents	11
Section 1.	Agents, Proceedings, Expenses	11
Section 2.	Indemnification	11
Section 3.	Limitations, Settlements	11
Section 4.	Insurance, Rights Not Exclusive	12
Section 5.	Advance of Expenses	12
Section 6.	Fiduciaries of Employee Benefit Plan	12
ARTICLE VII	Inspection of Records and Reports	12
Section 1.	Inspection by Shareholders	12
Section 2.	Inspection by Trustees	13
Section 3.	Financial Statements	13
ARTICLE VIII	General Matters	13
Section 1.	Checks, Drafts, Evidence of Indebtedness	13
Section 2.	Contracts and Instruments; How Executed	13
Section 3.	Fiscal Year	13
Section 4.	Seal	13
ARTICLE IX	Amendments	14







AMENDED AND RESTATED BY-LAWS
OF
THE MUNDER @VANTAGE FUND,
(Formerly, the Munder @Vantage Trust)
Adopted May 21, 2002
A DELAWARE BUSINESS TRUST
INTRODUCTION
        A.	Declaration of Trust.  These amended and
restated By-Laws shall be subject to the
Declaration of Trust, as from time to time in effect (the Declaration of Trust), of the Munder
@Vantage Fund (formerly, the Munder @Vantage Trust), a
Delaware business trust (the
Trust).  In the event of any inconsistency between the
terms hereof and the terms of the
Declaration of Trust, the terms of the Declaration of Trust
shall control.
        B.	Definitions.  Capitalized terms used herein and
not herein defined are used as
defined in the Declaration of Trust.
ARTICLE I
Offices
       Section 1.	Principal Office.  The Trustees shall fix
and, from time to time, may
change the location of the principal executive office of
the Trust at any place within or outside
the State of Delaware.
       Section 2.	Delaware Office.  The Trustees shall
establish a registered office in the
State of Delaware and shall appoint as the Trusts
registered agent for service of process in the
State of Delaware an individual who is a resident of the
State of Delaware or a Delaware
corporation or a corporation authorized to transact
business in the State of Delaware; in each
case the business office of such registered agent for
service of process shall be identical with the
registered Delaware office of the Trust.
       Section 3.	Other Offices.  The Trustees may at any
time establish branch or
subordinate offices at any place or places within or
outside the State of Delaware where the Trust
intends to do business.
ARTICLE II
Meetings of Shareholders
       Section 1.	Place of Meetings.  Meetings of
Shareholders shall be held at any place
designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.
       Section 2.	Call of Meetings.  The Board of Trustees
shall determine, in accordance
with applicable law and regulation, at what time, if any,
it is appropriate to call an annual
Shareholders' meetings.  Special meetings of the
Shareholders may be called at any time by the
Trustees or by the President for the purpose of taking
action upon any matter requiring the vote
or authority of the Shareholders as herein provided or
provided in the Declaration of Trust or
upon any other matter as to which such vote or authority is deemed by the Trustees or the
President to be necessary or desirable. Meetings of the Shareholders may be called for any purpose deemed necessary or desirable upon the written
request of the Shareholders holding at
least ten percent (10%) of the outstanding Shares of the
Trust entitled to vote.  To the extent
required by the Investment Company Act of 1940, as amended
(1940 Act), meetings of the
Shareholders for the purpose of voting on the removal of
any Trustee shall be called promptly by
the Trustees upon the written request of Shareholders
holding at least ten percent (10%) of the
outstanding Shares of the Trust entitled to vote.
       Section 3.	Notice of Meetings of Shareholders.  All
notices of meetings of
Shareholders shall be sent or otherwise given to
Shareholders in accordance with Section 4 of
this Article II not less than ten (10) nor more than ninety
(90) days before the date of the
meeting.  The notice shall specify (i) the place, date and
hour of the meeting, and (ii) the general
nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or
nominees whom at the time of the notice
are intended to be presented for election.
        If any action is proposed to be taken at any
meeting of Shareholders for approval of (i) a
contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust of the Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also
state the general nature of that proposed
action.
       Section 4.	Manner of Giving Notice; Affidavit of
Notice.  Notice of any meeting of
Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written communication, charges prepaid, and (ii) addressed
to the Shareholder at the address of
that Shareholder appearing on the books of the Trust or its transfer agent or given by the
Shareholder to the Trust for the purpose of notice.  If no
such address appears on the Trust's
books or is not given to the Trust, notice shall be deemed
to have been given if sent to that
Shareholder by first-class mail or telegraphic or other
written communication to the Trust's
principal executive office, or if published at least once
in a newspaper of general circulation in
the county where that office is located.  Notice shall be
deemed to have been given at the time
when delivered personally or deposited in the mail or sent
by telegram or other means of written
communication or, where notice is given by publication, on
the date of publication.
        If any notice addressed to a Shareholder at the
address of that Shareholder appearing on
the books of the Trust is returned to the Trust by the
United States Postal Service marked to
indicate that the Postal Service is unable to deliver the
notice to the Shareholder at that address,
all future notices or reports shall be deemed to have been
duly given without further mailing if
such future notices or reports shall be kept available to
the Shareholder, upon written demand of
the Shareholder, at the principal executive office of the
Trust for a period of one year from the
date of the giving of the notice.
        An affidavit of the mailing or other means of
giving any notice of any meeting of
Shareholders shall be filed and maintained in the minute
book of the Trust.
       Section 5.	Adjourned Meeting; Notice.  Any meeting
of Shareholders, whether or
not a quorum is present, may be adjourned from time to time
by the vote of the majority of the
Shares represented at that meeting, either in person or by
proxy.
        When any meeting of Shareholders is adjourned to
another time or place, notice need not
be given of the adjourned meeting at which the adjournment
is taken, unless a new record date of
the adjourned meeting is fixed or unless the adjournment is
for more than sixty (60) days from
the date set for the original meeting, in which case the
Trustees shall set a new record date.
Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the
provisions of Sections 3 and 4 of this
Article II.  At any adjourned meeting, the Trust may
transact any business which might have
been transacted at the original meeting.
       Section 6.	Voting.  The Shareholders entitled to
vote at any meeting of Shareholders
shall be determined in accordance with the provisions of
the Declaration of Trust of the Trust, as
in effect at such time.  The Shareholders' vote may be by
voice vote or by ballot, provided,
however, that any election for Trustees must be by ballot
if demanded by any Shareholder before
the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain
from voting the remaining Shares or vote
them against the proposal, but if the Shareholder fails to specify the number of Shares which the
Shareholder is voting affirmatively, it will be
conclusively presumed that the Shareholder's
approving vote is with respect to the total Shares that
such Shareholder is entitled to vote on such
proposal.
       Section 7.	Waiver of Notice; Consent of Absent
Shareholders.  The transaction of
business and any actions taken at a meeting of
Shareholders, however called and noticed and
wherever held, shall be as valid as though taken at a
meeting duly held after regular call and
notice provided a quorum is present either in person or by
proxy at the meeting of Shareholders
and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs
a written waiver of notice or a
consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be
transacted or the purpose of any meeting of
Shareholders.
        Attendance by a Shareholder at a meeting of
Shareholders shall also constitute a waiver
of notice of that meeting, except if the Shareholder
objects at the beginning of the meeting to the
transaction of any business because the meeting is not
lawfully called or convened and except
that attendance at a meeting of Shareholders is not a
waiver of any right to object to the
consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the
meeting.
       Section 8.	Shareholder Action by Written Consent
Without a Meeting.  Except as
provided in the Declaration of Trust, any action that may
be taken at any meeting of
Shareholders may be taken without a meeting and without
prior notice if a consent in writing
setting forth the action to be taken is signed by the
holders of outstanding Shares having not less
than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action
were present and voted provided,
however, that the Shareholders receive any necessary
Information Statement or other necessary
documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder.  All such consents
shall be filed with the Secretary of the
Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the
Shares or a personal representative of the
Shareholder or their respective proxy holders may revoke
the Shareholder's written consent by a
writing received by the Secretary of the Trust before
written consents of the number of Shares
required to authorize the proposed action have been filed
with the Secretary.
        If the consents of all Shareholders entitled to
vote have not been solicited in writing and
if the unanimous written consent of all such Shareholders
shall not have been received, the
Secretary shall give prompt notice of the action approved
by the Shareholders without a meeting.
This notice shall be given in the manner specified in
Section 4 of this Article II.
       Section 9.	Record Date for Shareholder Notice,
Voting and Giving Consents.
        (a)	For purposes of determining the Shareholders
entitled to vote or act at any
meeting or adjournment thereof, the Trustees may fix in
advance a record date which shall not be
more than ninety (90) days nor less than ten (10) days
before the date of any such meeting.
Without fixing a record date for a meeting, the Trustees
may for voting and notice purposes close
the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such
meeting could be set in accordance
herewith and the date of such meeting.
        If the Trustees do not so fix a record date or
close the register or transfer books of the
affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of
business on the business day next
preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is
held.
        (b)	The record date for determining Shareholders
entitled to give consent to action in
writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b)
when prior action of the Trustees has been
taken, shall be (i) such date as determined for that
purpose by the Trustees, which record date
shall not precede the date upon which the resolution fixing
it is adopted by the Trustees and shall
not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close
of business on the day on which the
Trustees adopt the resolution relating to that action.
Nothing in this Section shall be construed as
precluding the Trustees from setting different record dates
for different Series or Classes.  Only
Shareholders of record on the record date as herein
determined shall have any right to vote or to
act at any meeting or give consent to any action relating
to such record date, notwithstanding any
transfer of Shares on the books of the Trust after such
record date.
       Section 10.	Proxies.  Subject to the provisions
of the Declaration of Trust, every
Person entitled to vote for Trustees or on any other matter
shall have the right to do so either in
person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more
than eleven (11) months before the
meeting, unless the instrument specifically provides for a
longer period or (ii) the Trustees adopt
an electronic, telephonic, computerized or other
alternative to the execution of a written
instrument authorizing the proxy to act, and such
authorization is received not more than eleven
(11) months before the meeting.  A proxy shall be deemed
executed by a Shareholder if the
Shareholder's name is placed on the proxy (whether by
manual signature, typewriting,
telegraphic transmission or otherwise) by the Shareholder
or the Shareholder's attorney-in-fact.
A valid proxy which does not state that it is irrevocable
shall continue in full force and effect
unless (i) revoked by the Person executing it before the
vote pursuant to that proxy is taken, (a)
by a writing delivered to the Trust stating that the proxy
is revoked, or (b) by a subsequent proxy
executed by such Person, or (c) attendance at the meeting
and voting in person by the Person
executing that proxy, or (d) revocation by such Person
using any electronic, telephonic,
computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of
the maker of that proxy is received by the
Trust before the vote pursuant to that proxy is counted.  A
proxy with respect to Shares held in
the name of two or more Persons shall be valid if executed
by any one of them unless at or prior
to exercise of the proxy the Trust receives a specific
written notice to the contrary from any one
of the two or more Persons.  A proxy purporting to be
executed by or on behalf of a Shareholder
shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
       Section 11.	Inspectors of Election.  Before any
meeting of Shareholders, the Trustees
may appoint any persons other than nominees for office to
act as inspectors of election at the
meeting or its adjournment.  If no inspectors of election
are so appointed, the Chairman of the
meeting may appoint inspectors of election at the meeting.
The number of inspectors shall be
two (2).  If any person appointed as inspector fails to
appear or fails or refuses to act, the
Chairman of the meeting may appoint a person to fill the
vacancy.
        These inspectors shall:
(a)	Determine the number of Shares outstanding and the
voting power of
each, the Shares represented at the meeting, the existence
of a quorum and
the authenticity, validity and effect of proxies;
(b)	Receive votes, ballots or consents;
(c)	Hear and determine all challenges and questions in
any way arising in
connection with the right to vote;
(d)	Count and tabulate all votes or consents;
(e)	Determine when the polls shall close;
(f)	Determine the result; and
(g)	Do any other acts that may be proper to conduct the
election or vote with
fairness to all Shareholders.
ARTICLE III
Trustees
       Section 1.	Powers.  Subject to the applicable
provisions of the 1940 Act, the
Declaration of Trust and these By-Laws relating to action required to be approved by the
Shareholders, the business and affairs of the Trust shall
be managed and all powers shall be
exercised by or under the direction of the Trustees.
       Section 2.	Number of Trustees.  The exact number of
Trustees within the limits
specified in the Declaration of Trust shall be fixed from
time to time by a resolution of the
Trustees.
       Section 3.	Vacancies.  Vacancies in the authorized
number of Trustees may be filled
as provided in the Declaration of Trust.
       Section 4.	Retirement of Trustees.  Any Trustee
shall retire as Trustee at the end of
the calendar year in which the Trustee attains the age of
72 years.
       Section 5.	Place of Meetings and Meetings by
Telephone.  All meetings of the
Trustees may be held at any place that has been selected
from time to time by the Trustees.  In
the absence of such a selection, regular meetings shall be
held at the principal executive office of
the Trust.  Subject to any applicable requirements of the
1940 Act, any meeting, regular or
special, may be held by conference telephone or similar communication equipment, so long as all
Trustees participating in the meeting can hear one another
and all such Trustees shall be deemed
to be present in person at the meeting.
       Section 6.	Regular Meetings.  Regular meetings of
the Trustees shall be held
without call at such time as shall from time to time be
fixed by the Trustees.  Such regular
meetings may be held without notice.
       Section 7.	Special Meetings.  Special meetings of
the Trustees may be held at any
time or place for any purpose when called by the President,
the Secretary or by written request of
two (2) or more of the Trustees.
        Notice of the time and place of special meetings
shall be communicated to each Trustee
orally in person or by telephone or transmitted to him or
her by first-class or overnight mail,
electronic mail, telegram, telecopy, or similar electronic
means addressed to each Trustee at that
Trustee's address as it is shown on the records of the
Trust, at least one day before the meeting.
Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other similar form of electronic
means, if, under the circumstances, the
party calling the meeting deems more immediate action to be necessary or appropriate. Oral notice shall be deemed to be given when given directly to
the person required to be notified and
all other notices shall be deemed to be given when sent.
The notice need not specify the purpose
of the meeting or the place of the meeting, if the meeting
is to be held at the principal executive
office of the Trust.  Notice of a meeting need not be given
to any Trustee if a written waiver of
notice, executed by such Trustee before or after the
meeting, is filed with the records of the
meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Trustee.
       Section 8.	Quorum.  One third (1/3) of the
authorized number of Trustees shall
constitute a quorum for the transaction of business, except
to adjourn as provided in Section 9 of
this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be
regarded as the act of the Trustees,
subject to the provisions of the Declaration of Trust.  A
meeting at which a quorum is initially
present may continue to transact business notwithstanding
the withdrawal of Trustees if any
action taken is approved by at least a majority of the
required quorum for that meeting.
       Section 9.	Waiver of Notice.  Notice of any meeting
need not be given to any
Trustee who either before or after the meeting signs a
written waiver of notice, a consent to
holding the meeting, or an approval of the minutes.  The
waiver of notice or consent need not
specify the purpose of the meeting.  All such waivers,
consents, and approvals shall be filed with
the records of the Trust or made a part of the minutes of
the meeting.  Notice of a meeting shall
also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.
       Section 10.	Adjournment.  A majority of the
Trustees present, whether or not
constituting a quorum, may adjourn any meeting to another
time and place.
       Section 11.	Notice of Adjournment.  Notice of
the time and place of holding an
adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight
(48) hours, in which case notice of the time and place
shall be given before the time of the
adjourned meeting in the manner specified in Section 6 of
this Article III to the Trustees who
were present at the time of the adjournment.
       Section 12.	Action Without a Meeting.  Unless
the 1940 Act requires that a
particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be
taken without such meeting by the written
consent of a majority of the Trustees then in office.  Any
such written consent may be executed
and given by telecopy or similar electronic means.  Such
written consents shall be filed with the
minutes of the proceedings of the Trustees.  If any action
is so taken by the Trustees by the
written consent of less than all of the Trustees, prompt
notice of the taking of such action shall be
furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any
delay or failure to furnish such notice.
       Section 13.	Fees and Compensation of Trustees.
Trustees and members of
committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 of Article
III shall not be construed to preclude any Trustee from
serving the Trust in any other capacity as
an officer, agent, employee, or otherwise and receiving compensation for those services.
       Section 14.	Delegation of Power to Other
Trustees.  Any Trustee may, by power of
attorney, delegate his or her power for a period not
exceeding one (1) month at any one time to
any other Trustee.  Except where applicable law may require
a Trustee to be present in person, a
Trustee represented by another Trustee, pursuant to such
power of attorney, shall be deemed to
be present for purpose of establishing a quorum and
satisfying the required majority vote.
ARTICLE IV
Committees
       Section 1.	Committees of Trustees.  The Trustees may
by resolution designate one
or more committees, each consisting of two (2) or more
Trustees, to serve at the pleasure of the
Trustees.  The Trustees may designate one or more Trustees
as alternate members of any
committee who may replace any absent member at any meeting
of the committee.  Any
committee to the extent provided for by resolution of the Trustees, shall have the authority of the
Trustees, except with respect to:
(a)	the approval of any action which under applicable law
requires approval
by a majority of the entire authorized number of Trustees
or certain
Trustees;
(b)	the filling of vacancies of Trustees;
(c)	the fixing of compensation of the Trustees for
services generally or as a
member of any committee;
(d)	the amendment or termination of the Declaration of
Trust or any Series of
Class or the amendment of the By-Laws or the adoption of
new By-Laws;
(e)	the amendment or repeal of any resolution of the
Trustees which by its
express terms is not so amendable or repealable;
(f)	a distribution to the Shareholders of the Trust,
except at a rate or in a
periodic amount or within a designated range determined by
the Trustees;
or
(g)	the appointment of any other committees of the
Trustees or the members
of such committees.
       Section 2.	Meetings and Action of Committees.
Meetings and action of
committees shall be governed by and held and taken in
accordance with the provisions of Article
III of these By-Laws, with such changes in the context
thereof as are necessary to substitute the
committee and its members for the Trustees generally,
except that the time of regular meetings of
committees may be determined either by resolution of the
Trustees or by resolution of the
committee.  Special meetings of committees may also be
called by resolution of the Trustees.
Alternate members shall be given notice of meetings of
committees and shall have the right to
attend all meetings of committees.  The Trustees may adopt
rules for the governance of any
committee not inconsistent with the provisions of these By-
Laws.
ARTICLE V
Officers
       Section 1.	Officers.  The officers of the Trust
shall be a President, a Secretary, and a
Treasurer.  The Trust may also have, at the discretion of
the Trustees, a Chairman of the Board
(Chairman), one or more Vice Presidents, one or more
Assistant Secretaries, one or more
Assistant Treasurers, and such other officers as may be
appointed in accordance with the
provisions of Section 3 of this Article V.  Any number of
offices may be held by the same
person.  The Chairman, if there be one, shall be a Trustee
and may be, but need not be, a
Shareholder; and any other officer may be, but need not be,
a Trustee or Shareholder.
       Section 2.	Election of Officers.  The officers of
the Trust, except such officers as
may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V,
shall be chosen by the Trustees, and each shall serve at
the pleasure of the Trustees, subject to
the rights, if any, of an officer under any contract of
employment.
       Section 3.	Subordinate Officers.  The Trustees may
appoint and may empower the
President to appoint such other officers as the business of
the Trust may require, each of whom
shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time
determine.
       Section 4.	Removal and Resignation of Officers.
Subject to the rights, if any, of an
officer under any contract of employment, any officer may
be removed, either with or without
cause, by the Trustees at any regular or special meeting of
the Trustees or by the principal
executive officer or by such other officer upon whom such
power of removal may be conferred
by the Trustees.
        Any officer may resign at any time by giving
written notice to the Trust.  Any resignation
shall take effect at the date of the receipt of that notice
or at any later time specified in that
notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is
without prejudice to the rights, if any, of
the Trust under any contract to which the officer is a
party.
       Section 5.	Vacancies in Offices.  A vacancy in any
office because of death,
resignation, removal, disqualification or other cause shall
be filled in the manner prescribed in
these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the
Trustees.
       Section 6.	Chairman.  The Chairman, if such an
officer is elected, shall if present,
preside at meetings of the Trustees, shall be the chief
executive officer of the Trust and shall,
subject to the control of the Trustees, have general
supervision, direction and control of the
business and the officers of the Trust and exercise and
perform such other powers and duties as
may be from time to time assigned to him or her by the
Trustees or prescribed by the Declaration
of Trust or these By-Laws.
       Section 7.	President.  Subject to such supervisory
powers, if any, as may be given by
the Trustees to the Chairman, if there be such an officer,
the President shall be the chief
operating officer of the Trust and shall, subject to the
control of the Trustees and the Chairman,
have general supervision, direction and control of the
business and the officers of the Trust.  He
or she shall preside at all meetings of the Shareholders
and, in the absence of the Chairman or if
there be none, at all meetings of the Trustees.  He or she
shall have the general powers and duties
of a president of a corporation and shall have such other
powers and duties as may be prescribed
by the Trustees, the Declaration of Trust or these By-Laws.
       Section 8.	Vice Presidents.  In the absence or
disability of the President, any Vice
President, unless there is an Executive Vice President,
shall perform all the duties of the
President and when so acting shall have all powers of and
be subject to all the restrictions upon
the President.  The Executive Vice President or Vice
Presidents, whichever the case may be,
shall have such other powers and shall perform such other
duties as from time to time may be
prescribed for them respectively by the Trustees or the
President or the Chairman or by these By-
Laws.
       Section 9.	Secretary.  The Secretary shall keep or
cause to be kept at the principal
executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of
Trustees and Shareholders with the time and
place of holding, whether regular or special, and if
special, how authorized, the notice given, the
names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.
        The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or
registrar, a share register or a duplicate share
register showing the names of all Shareholders and their addresses, the number and classes of
Shares held by each, the number and date of certificates
issued for the same and the number and
date of cancellation of every certificate surrendered for
cancellation.
        The Secretary shall give or cause to be given
notice of all meetings of the Shareholders
and of the Trustees (or committees thereof) required to be
given by these By-Laws or by
applicable law and shall have such other powers and perform
such other duties as may be
prescribed by the Trustees or by these By-Laws.
       Section 10.	Treasurer.  The Treasurer shall be
the chief financial officer and chief
accounting officer of the Trust and shall keep and maintain
or cause to be kept and maintained
adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including
accounts of the assets, liabilities, receipts,
disbursements, gains, losses, capital and retained earnings
of all Series or Classes thereof.  The
books of account shall at all reasonable times be open to inspection by any Trustee.
        The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by
the Board of Trustees.  He or she
shall disburse the funds of the Trust as may be ordered by
the Trustees, shall render to the
President and Trustees, whenever they request it, an
account of all of his or her transactions as
chief financial officer and of the financial condition of
the Trust and shall have other powers and
perform such other duties as may be prescribed by the
Trustees or these By-Laws.
ARTICLE VI
Indemnification of Trustees, Officers, Employees and Other
Agents
       Section 1.	Agents, Proceedings, Expenses.  For the
purpose of this Article, agent
means any Person who is or was a trustee, officer, employee
or other agent of the Trust or is or
was serving at the request of the Trust as a trustee,
director, officer, employee or agent of another
organization in which the Trust has any interest as a shareholder, creditor or otherwise;
proceeding means any threatened, pending or completed
claim, action, suit or proceeding,
whether civil, criminal, administrative or investigative (including appeals); and expenses includes, without limitation, attorneys' fees, costs,
judgments, amounts paid in settlement, fines,
penalties and all other liabilities whatsoever.
       Section 2.	Indemnification.  Subject to the
exceptions and limitations contained in
Section 3 of this Article VI, every agent shall be
indemnified by the Trust to the fullest extent
permitted by law against all liabilities and against all
expenses reasonably incurred or paid by
him or her in connection with any proceeding in which he or
she becomes involved as a party or
otherwise by virtue of his or her being or having been an
agent.
       Section 3.	Limitations, Settlements.  No
indemnification shall be provided
hereunder to an agent:
(a)	who shall have been adjudicated, by the court or
other body before which
the proceeding was brought, to be liable to the Trust or
its Shareholders by
reason of willful misfeasance, bad faith, gross negligence
or reckless
disregard of the duties involved in the conduct of his or
her office
(collectively, disabling conduct); or
(b)	with respect to any proceeding disposed of (whether
by settlement,
pursuant to a consent decree or otherwise) without an
adjudication by the
court or other body before which the proceeding was brought
that such
agent was liable to the Trust or its Shareholders by reason
of disabling
conduct, unless there has been a determination that such
agent did not
engage in disabling conduct:
(i)	by the court or other body before which the
proceeding was
brought;
(ii)	by at least a majority of those Trustees who are
neither Interested
Persons of the Trust nor are parties to the proceeding
based upon a
review of readily available facts (as opposed to a full
trial-type
inquiry); or
(iii)	by written opinion of independent legal counsel based
upon a
review of readily available facts (as opposed to a full
trial type
inquiry);
provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the
merits by the court or other body before
which the proceeding was brought that the agent was not
liable by reason of disabling conduct,
or (2) the dismissal of the proceeding by the court or
other body before which it was brought for
insufficiency of evidence of any disabling conduct with
which such agent has been charged.
       Section 4.	Insurance, Rights Not Exclusive.  The
rights of indemnification herein
provided (i) may be insured against by policies maintained
by the Trust on behalf of any agent,
(ii) shall be severable, (iii) shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and (iv) shall inure to
the benefit of the agent's heirs, executors
and administrators.
       Section 5.	Advance of Expenses.  Expenses incurred
by an agent in connection with
the preparation and presentation of a defense to any
proceeding may be paid by the Trust from
time to time prior to final disposition thereof upon
receipt of an undertaking by, or on behalf of,
such agent that such amount will be paid over by him or her
to the Trust if it is ultimately
determined that he or she is not entitled to
indemnification under this Article VI; provided,
however, that (a) such agent shall have provided
appropriate security for such undertaking, (b)
the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons
of the Trust nor parties to the
proceeding, or independent legal counsel in a written
opinion, shall have determined, based upon
a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be
found entitled to indemnification under this
Article VI.
       Section 6.	Fiduciaries of Employee Benefit Plan.
This Article does not apply to
any proceeding against any trustee, investment manager or
other fiduciary of an employee
benefit plan in that person's capacity as such, even though
that person may also be an agent of
this Trust as defined in Section 1 of this Article.
Nothing contained in this Article shall limit any
right to indemnification to which such a trustee,
investment manager, or other fiduciary may be
entitled by contract or otherwise, which shall be
enforceable to the extent permitted by
applicable law other than this Article VI.
ARTICLE VII
Inspection of Records and Reports
       Section 1.	Inspection by Shareholders.  The Trustees
shall from time to time
determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any
of them shall be open to the
inspection of the Shareholders; and no Shareholder shall
have any right to inspect any account or
book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.
       Section 2.	Inspection by Trustees.  Every Trustee
shall have the absolute right at
any reasonable time to inspect all books, records, and
documents of every kind and the physical
properties of the Trust.  This inspection by a Trustee may
be made in person or by an agent or
attorney and the right of inspection includes the right to
copy and make extracts of documents.
       Section 3.	Financial Statements.  A copy of any
financial statements and any
income statement of the Trust for each semi-annual period
of each fiscal year and accompanying
balance sheet of the Trust as of the end of each such
period that has been prepared by the Trust
shall be kept on file in the principal executive office of
the Trust for at least twelve (12) months
and each such statement shall be exhibited at all
reasonable times to any Shareholder demanding
an examination of any such statement or a copy shall be
mailed to any such Shareholder.
        The semi-annual income statements and balance
sheets referred to in this section shall be
accompanied by the report, if any, of any independent
accountants engaged by the Trust or the
certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.
ARTICLE VIII
General Matters
       Section 1.	Checks, Drafts, Evidence of Indebtedness.
All checks, drafts, or other
orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such
manner and by such person or persons as
shall be designated from time to time in accordance with
the resolution of the Board of Trustees.
       Section 2.	Contracts and Instruments; How Executed.
The Trustees, except as
otherwise provided in these By-Laws, may authorize any
officer or officers, agent or agents, to
enter into any contract or execute any instrument in the
name of and on behalf of the Trust and
this authority may be general or confined to specific
instances; and unless so authorized or
ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for
any amount.
       Section 3.	Fiscal Year.  The fiscal year of the
Trust shall be fixed and refixed or
changed from time to time by the Trustees.
       Section 4.	Seal.  The seal of the Trust shall
consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE IX
Amendments
        Except as otherwise provided by applicable law or by the Declaration of Trust, these By-
Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VI hereof with respect to any acts or omissions of agents (as defined in Article VI) of the Trust prior to such amendment.

137892.5.03






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